EXHIBIT 99.2

INDEX OF FINANCIAL STATEMENTS

Report of Independent Registered Public Accounting Firm	F-2
Statement of Assets Acquired and Liabilities Assumed at March 20, 2009	F-3
Notes to Statement of Assets Acquired and Liabilities Assumed	F-4

Report of Independent Registered Public Accounting Firm

Audit Committee, Board of Directors and Stockholders
Great Southern Bancorp, Inc.
Springfield, Missouri

We have audited the accompanying statement of assets acquired and liabilities assumed by Great Southern Bank (wholly owned subsidiary of Great Southern Bancorp, Inc.) pursuant to the purchase and assumption agreement dated March 20, 2009.  The Company's management is responsible for this financial statement.  Our responsibility is to express an opinion on the financial statement based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States).  Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statement is free of material misstatement.  An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statement.  An audit also includes assessing the accounting principles used and significant estimates made by management and evaluating the overall financial statement presentation.  We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the statement of assets acquired and liabilities assumed referred to above is  presented fairly, in all material respects, as of March 20, 2009, in conformity with accounting principles generally accepted in the United States of America.

/s/BKD, LLP

Springfield, Missouri
June 5, 2009

Statement of Assets Acquired and Liabilities Assumed

March 20,
2009
(In Thousands)

Cash	$4,793
Due from banks	69,833
Federal funds sold	51,200

Cash and Cash Equivalents	125,826

Investment securities	111,770
Loans receivable, net of discount on loans purchased of $212,995	222,787
Foreclosed real estate	2,871
FDIC indemnification asset	153,578
Federal Home Loan Bank of Topeka stock	3,935
Accrued interest receivable	2,384
Core deposit intangible	2,947
Other assets	2,151

Total Assets Acquired	628,249

Liabilities:
Non-interest-bearing accounts	61,178
Interest-bearing checking and savings accounts	132,645
Certificates of deposit	321,880

Total Deposits	515,703

Securities sold under reverse repurchase agreements with customers	2,284
Advances from Federal Home Loan Bank of Topeka	80,879
Accrued interest payable	1,291
Advances by borrowers for taxes and insurance	260
Deferred taxes	9,741

Total Liabilities Assumed	610,158

Net Assets Acquired	$18,091

See Notes to Statement of Assets Acquired and Liabilities Assumed.

Notes to Statement of Assets Acquired and Liabilities Assumed

Note 1 — FDIC-Assisted Acquisition of Certain Assets and Liabilities of TeamBank, N. A.

On March 20, 2009, Great Southern Bank, a wholly owned subsidiary of Great Southern Bancorp, Inc., entered into a purchase and assumption agreement with loss share with the Federal Deposit Insurance Corporation (FDIC) to assume all of the deposits (excluding brokered deposits) and certain assets of TeamBank, N.A., a full service commercial bank headquartered in Paola, Kansas.

TeamBank operated 17 locations in Kansas, Missouri and Nebraska. Great Southern assumed approximately $511 million of the deposits of TeamBank at a premium of $4.9 million. Additionally, Great Southern purchased approximately $436 million in loans, additional loan commitments and $6 million of other real estate owned (ORE) at a discount of $100 million. The loans, commitments and ORE purchased are covered by a loss share agreement between the FDIC and Great Southern which affords Great Southern significant protection. Under the agreement, the FDIC has agreed to cover 80% of the losses on the loans, commitments and ORE up to $115 million, and 95% of losses that exceed that amount. In addition, Great Southern also purchased cash and cash equivalents and investment securities of TeamBank valued at $195 million, and assumed $80 million in Federal Home Loan Bank advances.

The assets acquired and liabilities assumed are presented at fair value on the date of acquisition, after adjustment for expected loss recoveries under the loss sharing agreement described below. Fair values for the categories of assets and liabilities were determined as described in Note 3 to the Statement of Assets Acquired and Liabilities Assumed.

Note 2 —Loss Sharing Agreement and FDIC Indemnification Asset

As part of the Purchase and Assumption Agreement, Great Southern and the FDIC entered into a loss sharing agreement. This agreement covers realized losses on loans and foreclosed real estate. Under this agreement, the FDIC will reimburse Great Southern for 80% of the first $115 million in realized losses. The FDIC will reimburse Great Southern 95% on realized losses that exceed $115 million. Realized losses covered by the loss sharing agreement include loan contractual balances (and related unfunded commitments that were acquired), accrued interest on loans for up to 90 days, the book value of foreclosed real estate acquired, and certain direct costs, less cash or other consideration received by Great Southern. This agreement extends for ten years for 1-4 family real estate loans and for five years for other loans. The value of this loss sharing agreement was considered in determining fair values of loans and foreclosed real estate acquired and is detailed below.

		Foreclosed
	Loans	Real Estate
	(In Thousands)
Initial basis for loss sharing determination	$435,782	$5,742
Estimated fair value of asset	(222,787)	(2,871)

Anticipated realized loss	212,995	2,871
Assumed loss sharing recovery percentage	84%	80%

Estimated loss sharing value	178,611	2,297
Accretable discount on FDIC indemnification asset	(27,282)	(48)
FDIC indemnification asset	$151,329	$2,249

Note 3 — Basis of Presentation

Great Southern has determined that the acquisition of the net assets of TeamBank does constitute a business acquisition as defined by Statement of Financial Accounting Standards No. 141(R), Business Combinations (FAS 141(R)). Accordingly, the assets acquired and liabilities assumed are presented at their fair values as required by that statement. Fair values are determined based on the requirements of  Statement of Financial Accounting Standards No. 157, Fair Value Measurements. In many cases the determination of these fair values requires management or others to make estimates about discount rates, future cash flows, market conditions and other future events that are highly subjective in nature and subject to change. Following is a description of the methods used to determine the fair values of significant assets and liabilities.

Cash, due from banks and federal funds sold: These items are very liquid and short-term in nature. The contractual amount of these assets approximates their fair values.

Investment securities: The fair values used by Great Southern were obtained from an independent securities firm, and represent quoted market prices for the identical securities or fair values determined by other model-based valuation techniques, that consider observable market data, such as interest rate volatilities, LIBOR yield curve, credit spreads and prices from market makers and live trading systems. The fair values obtained were primarily the result of actual trading desk reviews of trades of similar bonds and evaluations of actual bids on some of the bonds.

Loans receivable: Management determined the value of the loan portfolio based on work provided by a qualified independent appraiser. Factors considered in the valuation were projected cash flows for the loans, type of loan and related collateral, classification status, fixed or variable interest rate, term of loan and whether or not the loan was amortizing, current discount rates. Loans were grouped together according to similar characteristics and were treated in the aggregate when applying various valuation techniques. Great Southern management also estimated the amount of credit losses that were expected to be realized for the loan portfolio. The discounted cash flow approach was used to value each pool of loans. For non-performing loans, fair value was estimated by calculating the present value of the recoverable cash flows using a discount rate based on comparable corporate bond rates.

FDIC indemnification asset: This loss sharing asset is measured separately from the loan portfolio because it is not contractually embedded in the loans and is not transferable with the loans should Great Southern choose to dispose of them. Fair value was estimated using projected cash flows available for loss sharing based on the credit adjustments estimated for each loan pool and the loss sharing percentages. These cash flows were discounted to reflect the uncertainty of the timing and receipt of the loss sharing reimbursement from the FDIC.  This loss sharing asset is also separately measured from the related foreclosed real estate.

Foreclosed real estate: Foreclosed real estate is presented at the value management expects to receive when the property is sold, net of related costs of disposal.

Federal Home Loan Bank of Topeka stock: The FHLB requires member banks to purchase its stock as a condition of membership and varies based on the level of FHLB advances. This stock is generally redeemable and is presented at the redemption value.

Core deposit intangible: This intangible asset represents the value of the relationships TeamBank had with its deposit customers. Management determined this value based on work provided by a qualified independent appraiser.

Deposit liabilities: The fair values disclosed for demand and savings deposits are, by definition, equal to the amount payable on demand at the reporting date. The fair values for certificates of deposit are estimated using a discounted cash flow calculation that applies interest rates currently being offered on certificates to a schedule of aggregated contractual maturities on such time deposits. Management retained the services of a qualified appraiser to determine these values.

Advances from the Federal Home Loan Bank of Topeka: The fair values for FHLB advances are estimated using a discounted cash flow calculation that applies interest rates currently being offered on advances to a schedule of aggregated contractual maturities on such advances. Management retained the services of a qualified appraiser to determine these values.

Deferred taxes: Deferred taxes relate to the differences between the financial statement and tax bases of assets acquired and liabilities assumed in this transaction.  Deferred taxes are reported based upon the principles in Statement of Financial Position No. 109, Accounting for Income Taxes.

Note 4 — Facilities and Equipment

Great Southern did not acquire the real estate, banking facilities, furniture or equipment of TeamBank as part of the Purchase and Assumption Agreement. However, Great Southern has the option to purchase the real estate and furniture and equipment from the FDIC. The term of this option expires after 90 days, unless extended by the FDIC. Acquisition costs of the real estate and furniture and equipment will be based on current appraisals and determined at a later date. Currently all banking facilities and equipment are leased from the FDIC on a month-to-month basis. Great Southern anticipates buying all primary banking center buildings available for purchase from the FDIC, except the Lee’s Summit office, which was opened in mid-2007 and served primarily as a loan production office. This office will be closed in July and customers of this office will have access to the existing Great Southern banking center in Lee’s Summit, as well as an additional banking center currently under construction.

Note 5 — Investment Securities

The fair value of securities acquired is as follows at March 20, 2009:

	Fair	Tax-equivalent
	Value	Yield
	(In Thousands)

U.S. government agency debt obligations	$15,721	3.05%
U.S. government agency collateralized mortgage obligations	38,488	4.35
U.S. government agency mortgage-backed securities	35,124	4.47
States and political subdivisions	21,776	6.65
Corporate bonds and asset-backed securities	661	38.74

	$111,770	5.73%

Advances from the Federal Home Loan Bank of Topeka (“FHLB”) are secured in part by these securities at March 20, 2009. (See “Note 8 — Advances from Federal Home Loan Bank of Topeka”).

The estimated fair value of debt securities at March 20, 2009 are shown below by contractual maturity. Expected maturities will differ from contractual maturities because issuers may have the right to call or prepay obligations with or without call or prepayment penalties. Mortgage-backed securities and collateralized mortgage obligations are shown in the “securities not due on a single maturity date” caption as they generally have monthly payments of principal and interest which vary depending on the payments made on the underlying collateral for these securities.

Fair
Value
(In Thousands)

Due within one year	$408
Due after one through five years	8,504
Due after five through ten years	10,006
Due after ten years	19,240
Securities not due on a single maturity date	73,612

$111,770

Note 6 — Loans Receivable, Net

The composition of loans receivable acquired, net, at March 20, 2009 is as follows:
		Contractual Interest Rate
	(In Thousands)

Residential mortgages	$54,985	6.97%
Construction and land development loans	176,213	7.39
Commercial real estate loans	147,418	6.82
Commercial and other loans	57,166	6.01

Contractual balance of loans acquired	435,782	6.96%
Fair value discount on loans purchased	(212,995)

	$222,787

Note 7 — Deposits

Deposit liabilities assumed are composed of the following at March 20, 2009:
		Contractual Interest Rate
	(In Thousands)

Non-interest-bearing accounts	$61,178	---%
Interest-bearing checking and savings accounts	132,645.73
Certificates of deposit	318,146	3.48

	511,969	2.35%
Fair value adjustment	3,734
	$515,703

At March 20, 2009, scheduled maturities of certificates of deposit were as follows (in thousands):

2009	$237,426
2010	65,056
2011	7,476
2012	5,363
2013	2,004
Thereafter	821

$318,146

Note 8 — Advances from Federal Home Loan Bank of Topeka

As of March 20, 2009, there were $77,926,000 in borrowings outstanding from the FHLB. The borrowings were secured by FHLB stock and a blanket lien on mortgages and securities equal to at least 150% of the total advances outstanding. Most of the advances mature in over one year and are at fixed interest rates. Therefore, the advances were recorded at their estimated fair value, which was derived using a discounted cash flow calculation that applies interest rates currently being offered on similar advances to the scheduled contractual maturities on the outstanding advances. As of March 20, 2009, the fair value of advances outstanding from the FHLB was $80,879,000.

The composition of FHLB advances assumed at March 20, 2009, follows:

Advances due in:		Contractual Interest Rate
	(In Thousands)

2009	$5,000	3.69%
2010	12,000	5.12
2011	30,000	4.13
2012	20,313	4.21
2013	---	---
Thereafter	10,613	3.93

	77,926	4.25%
Fair value adjustment	2,953
	$80,879

Including the fair value adjustment recorded, the effective interest rate on FHLB advances was 2.50% as of March 20, 2009.

Note 9 — Deferred Income Taxes

The deferred tax liability of $9,741,000 as of March 20, 2009 is solely related to the differences between the financial statement and tax bases of assets acquired and liabilities assumed in this transaction.

Note 10 — Net Assets Acquired

Under the terms of the Purchase and Assumption Agreement, the FDIC agreed to transfer net assets to Great Southern at a discount of $100 million to compensate Great Southern for losses not covered by the loss sharing agreement and troubled asset management costs. Great Southern also agreed to pay a premium to the FDIC of $4.9 million for the deposits, resulting in a net purchase discount of $95.1 million. Details related to the transfer at March 20, 2009 are as follows (in thousands):

Net assets as determined by the FDIC (1)	$52,702
Cash transferred by the FDIC	42,400

Net assets per Purchase and Assumption Agreement	95,102

Purchase accounting adjustments:
Investment securities	(2,586)
Loans	(212,995)
Foreclosed real estate	(2,871)
FDIC indemnification asset	153,578
Deposits	(3,734)
FHLB advances	(2,953)
Core deposit intangible	2,947
Deferred taxes	(9,741)
Other adjustments	1,344

Net assets acquired	$18,091

(1) Subsequent to the initial transfer, the FDIC made adjustments to the initial net asset amount as determined by the FDIC, resulting in an increase in net assets of approximately $430,000. Great Southern anticipates resolving this difference, along with other differences identified by Great Southern, with the FDIC at a future date.